EXHIBIT 11.0 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

      Earnings per share were computed as follows (dollar amounts in thousands except share data):

                                                                            WEIGHTED
                                                                            AVERAGE      PER SHARE
                                                                INCOME       SHARES       AMOUNT
                                                                ------       ------       ------
FOR THE NINE MONTH ENDED SEPTEMBER 30, 2002:

BASIC EARNINGS PER SHARE:
    Income available to common stockholders                     $1,776     1,470,502       $1.21

EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                            123,318
                                                                           ---------

DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
        assumed conversions                                     $1,776     1,593,820       $1.12
                                                                ======     =========       =====

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001:

BASIC EARNINGS PER SHARE:
    Income available to common stockholders                     $1,604     1,503,533       $1.07

EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                             58,349
    Unearned incentive plan shares                                            11,341
                                                                           ---------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
         assumed conversions                                    $1,604     1,573,223       $1.02
                                                                ======     =========       =====

                                                                            WEIGHTED
                                                                            AVERAGE      PER SHARE
                                                                INCOME       SHARES       AMOUNT
                                                                ------       ------       ------
FOR THE THREE MONTH ENDED SEPTEMBER 30, 2002:

BASIC EARNINGS PER SHARE:
    Income available to common stockholders                       $379     1,470,502       $0.26

EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                            131,698

DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
         assumed conversions                                      $379     1,602,200       $0.24
                                                                ======     =========       =====


FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001:

BASIC EARNINGS PER SHARE:
    Income available to common stockholders                       $456     1,512,128       $0.30

EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                             93,997
    Unearned incentive plan shares                                             6,416
                                                                           ---------

DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
         assumed conversions                                      $456     1,612,541       $0.28
                                                                ======     =========       =====


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